UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2011
REAL MEX RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-116310	13-4012902

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Katella Avenue, Suite 100 Cypress, CA	90630

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (562)-346-1200
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
Real Mex Restaurants, Inc. (the “Company”, “we”, “us” or “our”) held a conference call on March 25, 2011 to discuss the results of the year ended December 26, 2010. The conference call script is attached as an exhibit to this report. In addition to the items included in the script and the Company’s 10-K filing for the fiscal year ended December 26, 2010, the following points were discussed during the call (all dollar amounts in thousands):
•	We are expecting to have two relocations during fiscal year 2011.
•	Our EBITDA and consolidated cash flow for the fiscal year ended December 26, 2010 was $31,228 and $33,865, respectively, compared to $32,678 and $36,689 for the fiscal year ended December 27, 2009, respectively. Our EBITDA and consolidated cash flow for the three months ended December 26, 2010 was $2,923 and $3,520, respectively, compared to $4,262 and $5,323 for the three months ended December 27, 2009, respectively. The following table reconciles our net loss reported according to generally accepted accounting principles in the United States (“GAAP”) to these non-GAAP measures (amounts in thousands):

	Twelve months ended		Three months ended
	December 26,	December 27,	December 26,	December 27,
	2010	2009	2010	2009
Net loss	(24,051)	(49,598)	(11,483)	(23,069)
Income tax benefit	(444)	(5,407)	(427)	(5,412)
Interest expense	28,842	45,870	6,755	7,491
Depreciation and amortization	24,625	31,230	5,887	6,994
Impairment of intangible assets	1,100	16,294	1,100	13,566
Impairment of property and equipment	1,007	4,708	1,007	4,492
Stock based compensation expense	114	260	25	60
(Gain) loss on disposal of property and equipment	55	196	59	140
Gain on extinguishment of debt	—	(10,875)	—	—
Other adjustments	(20)	—	—	—

EBITDA	31,228	32,678	2,923	4,262
Straight line rent expense adjustment	1,514	1,918	415	459
Restructuring expenses	489	364	126	111
Expenses related to senior secured notes	294	449	56	116
Inventory write-off	229	—	—	—
Severance expense	111	276	—	375
Litigation escrow	—	54	—	—
Non-cash consulting expense	—	950	—	—

Consolidated cash flow	33,865	36,689	3,520	5,323

*	As a result of a change in control of our parent Company as of June 28, 2010, we were required to revalue our balance sheet and apply purchase accounting treatment in the third quarter of 2010. Under GAAP, we were required to break out our fiscal 2010 results between the predecessor six months ended June 27, 2010 and the successor six months ended December 26, 2010. For purposes of our conference call and reconciliation above, we refer to the combined predecessor and successor periods for the fiscal year ended December 26, 2010. For additional details and a breakdown of the predecessor and successor results, please refer to the December 26, 2010 10-K filed with the Securities and Exchange Commission on March 24, 2011.

Use of Non-GAAP Financial Information
The Company has provided certain non-GAAP financial information, which is EBITDA and consolidated cash flow. EBITDA is provided because management believes it is useful to investors in evaluating our ability to incur and service debt, make capital expenditures and meet working capital requirements. Consolidated cash flow is provided as it is a key covenant measure in our indenture to our senior secured notes, as defined therein. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The table above reconciles our net loss as reported under GAAP with those financial measures as adjusted by the items detailed above and presented in the associated conference call.
The information under Item 7.01 in this Current Report, and Exhibits 99.1 attached hereto, are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall this information be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Conference call script held on March 25, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.
Date: March 30, 2011	By:	/s/ Richard P. Dutkiewicz
Richard P. Dutkiewicz
Interim Chief Executive Officer and Chief Financial Officer